As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3898306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John McCarthy, Esq.

KCG Holdings, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

H. Rodgin Cohen, Esq.

John P. Mead, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A common stock, par value $0.01 per share (3)	55,980,975	—	—	—
Class A Warrants (4)	5,840,194	—	—	—
Class A common stock issuable upon the exercise of the Class A Warrants (5)	5,840,194	—	—	—
Class B Warrants (6)	5,840,194	—	—	—
Class A common stock issuable upon the exercise of the Class B Warrants (7)	5,840,194	—	—	—
Class C Warrants (8)	5,840,193	—	—	—
Class A common stock issuable upon the exercise of the Class C Warrants (9)	5,840,193	—	—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of Class A common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations, anti-dilution adjustments or similar transactions.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(3)	Represents 55,980,975 shares of Class A common stock issued to certain equityholders of GETCO Holding Company, LLC (“GETCO”) pursuant to the Agreement and Plan of Merger, dated as of December 19, 2012 (as amended and restated on April 15, 2013), by and among the registrant, Knight Capital Group, Inc., GETCO, GA-GTCO, LLC and the other parties thereto (the “Merger Agreement”).
(4)	Represents Class A Warrants to acquire 5,840,194 shares of Class A common stock issued to the equityholders pursuant to a Warrant Agreement, dated as of July 1, 2013, by and among KCG Holdings, Inc. and Computershare Shareowner Services LLC, as warrant agent (the “Warrant Agreement”).
(5)	Represents 5,840,194 shares of Class A common stock issuable upon exercise of the Class A Warrants.
(6)	Represents Class B Warrants to acquire 5,840,194 shares of Class A common stock issued to the equityholders pursuant to the Warrant Agreement.
(7)	Represents 5,840,194 shares of Class A common stock issuable upon exercise of the Class B Warrants.
(8)	Represents Class C Warrants to acquire 5,840,193 shares of Class A common stock issued to the equityholders pursuant to the Warrant Agreement.
(9)	Represents 5,840,193 shares of Class A common stock issuable upon exercise of the Class C Warrants.

PROSPECTUS

KCG HOLDINGS, INC.

Class A Common Stock

Warrants

The selling securityholders named in this prospectus may offer and sell, from time to time and in one or more offerings, up to 55,980,975 shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”), up to 5,840,194 of our Class A Warrants (the “Class A Warrants”), up to 5,840,194 of our Class B Warrants (the “Class B Warrants”), up to 5,840,193 of our Class C Warrants (the “Class C Warrants,” together with the Class A Warrants and Class B Warrants, the “Warrants”) and up to an additional 17,520,581 shares of Class A Common Stock issuable upon exercise of the Warrants, at prices and on terms that will be determined at the time of the offering. This prospectus relates solely to sales of the Class A Common Stock and Warrants of KCG Holdings, Inc. by selling securityholders.

The selling securityholders will receive all of the proceeds from any sales of the securities offered hereby. We are not offering any of our Class A Common Stock or Warrants and we will not receive any of the proceeds from the offerings under this prospectus. We have agreed to pay certain expenses in connection with the registration and sale of the Class A Common Stock and Warrants and to indemnify the selling securityholders against certain liabilities.

Each time securities are offered by selling securityholders pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our Class A Common Stock has been approved for listing on the New York Stock Exchange under the symbol “KCG” and is expected to begin trading regular-way in the near future. The Warrants are not listed on any national securities exchange. The shares of Class A Common Stock issuable upon exercise of the Warrants are listed as “reserved for issuance” on the New York Stock Exchange.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in any of the securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities selling securityholders may offer. Each time selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” the “Company,” “KCG Holdings” or “KCG” refer to KCG Holdings, Inc. and, where appropriate, its subsidiaries. On July 1, 2013, Knight Capital Group, Inc. (“Knight”) merged with and into Knight Acquisition Corp, a wholly owned subsidiary of the Company, with Knight surviving the merger (the “Knight Merger”), GETCO Holding Company, LLC (“GETCO”) merged with and into GETCO Acquisition, LLC, a wholly owned subsidiary of the Company, with GETCO surviving the merger (the “GETCO Merger”), and GA-GTCO, LLC (“GA-GTCO”), a unitholder of GETCO, merged with and into GA-GTCO Acquisition, LLC, a wholly owned subsidiary of the Company, with GA-GTCO Acquisition, LLC surviving the merger (the “GA-GTCO Merger” and, together with the Knight Merger and the GETCO Merger, the “Mergers”), in each case pursuant to the Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013 (the “Merger Agreement”). As a result of the Mergers, Knight and GETCO became wholly owned subsidiaries of the Company.

Neither we nor any selling securityholder has authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we nor any selling securityholder take responsibility for, and neither we nor any selling securityholder provide any assurance as to the reliability of, any other information that others may give you. We have not, and no selling securityholder has, authorized any other person to provide you with different information. We are not, and no selling securityholder is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

KCG Holdings, Inc. SEC Filings Incorporated by Reference	Period Covered or Date of Filing

Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-186624)	Filed with the SEC on May 24, 2013 and included as an exhibit to the Company’s Current Report on Form 8-K filed on July 1, 2013

Current Report on Form 8-K	Filed with the SEC on July 1, 2013

The description of our Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share (collectively, the “Common Stock”), which is contained in the Current Report on Form 8-K filed on July 1, 2013, under the heading “Description of KCG Capital Stock,” including any amendments or reports filed for the purposes of updating such descriptions.	Filed with the SEC on July 1, 2013

Knight Capital Group, Inc. SEC Filings Incorporated by Reference	Period Covered or Date of Filing

Annual Report on Form 10-K and 10-K/A	Fiscal year ended December 31, 2012, as filed with the SEC on March 1, 2013, as amended by the Form 10-K/A filed with the SEC on April 16, 2013

Quarterly Report on Form 10-Q and 10-Q/A	Fiscal quarter ended March 31, 2013, as filed with the SEC on May 9, 2013, as amended by the Form 10-Q/A filed with the SEC on May 10, 2013

Current Reports on Form 8-K or 8-K/A	Filed with the SEC on January 24, 2013, February 4, 2013, February 28, 2013, March 19, 2013, April 15, 2013, May 13, 2013, June 14, 2013, June 26, 2013 and June 28, 2013.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Investor Relations at the following address and telephone number:

KCG Holdings, Inc.

545 Washington Boulevard,

Jersey City, New Jersey 07310

(201) 222-9400

You may also find additional information about us on our website at http://www.kcg.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from Amendment No. 4 to our Registration Statement on Form S-4, dated May 24, 2013, from Knight’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Knight’s subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

KCG HOLDINGS, INC.

The Company was formed in December 2012 in connection with the Merger Agreement for the purpose of holding Knight and GETCO as direct wholly-owned subsidiaries following completion of the Mergers. The business of the Company is the combined legacy businesses of Knight and GETCO, each of which are described below. Unaudited pro forma financial information of the Company as of March 31, 2013, for the three month period ended March 31, 2013 and the year ended December 31, 2012, as well as additional information about the Company, Knight and GETCO, can be found in Amendment No. 4 to our Registration Statement on Form S-4 dated May 24, 2013 filed with the SEC and incorporated herein by reference.

Our corporate vision is to be one of the world’s premier providers of liquidity across asset classes and geographies, applying technology to complex problems in order to create scalable, efficient solutions and advance the ways in which market participants seek to manage risk. We intend to execute on our vision by bringing together the core independent strengths of Knight and GETCO. By pairing the technology and operations of GETCO and Knight, and combining these abilities with Knight’s customer franchise, we intend to become a global market-making and agency execution solutions provider that leverages our proprietary technologies, operations and human capital.

Our principal executive offices are located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and our telephone number is (201) 222-9400. Our website is http://www.kcg com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

Knight Capital Group, Inc.

Knight Capital Group, Inc. is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including buy- and sell-side firms and corporations. As of March 31, 2013, Knight had consolidated total assets of $10.9 billion and aggregate stockholders’ equity of $1.5 billion. Knight had 1,269 full-time employees as of March 31, 2013, which excludes employees affected by the recently completed sale of its institutional fixed income sales and trading business.

For more information about Knight, see the documents listed under Knight Capital Group, Inc. in the section of this Prospectus entitled “Incorporation of Certain Documents by Reference,” as well as Amendment No. 4 to KCG Holdings, Inc.’s Registration Statement on Form S-4.

GETCO Holding Company, LLC

Founded in 1999 by Stephen Schuler and Daniel Tierney, GETCO is a global financial services firm that specializes in helping investors efficiently manage risk via proprietary market making and routing orders on behalf of clients in securities, futures and foreign exchange instruments. GETCO operates through its broker-dealers and other subsidiaries and maintains a diversified footprint across asset classes, trading venues and geographies. GETCO trades on more than 50 exchanges and venues in North and South America, Europe and Asia-Pacific and employs over 400 Associates in Chicago, New York, London, Singapore and Mumbai.

For more information about GETCO, see Amendment No. 4 to KCG Holdings, Inc.’s Registration Statement on Form S-4, including the sections entitled “Information about the Companies – GETCO Holding Company, LLC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GETCO.”

USE OF PROCEEDS

We will not receive any proceeds from sales of the securities by selling securityholders. However, we will receive proceeds if any holder of a Warrant exercises its Warrant and pays the exercise price in cash. We will use the proceeds received from the exercise of Warrants for general corporate purposes.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “position,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Knight’s reports filed with the SEC, in Amendment No. 4 to our Registration Statement on Form S-4 and those identified elsewhere in this filing, the following factors, among others, could cause actual results to differ materially from those in the forward-looking statements or historical performance:

•	fluctuations in the market price of our Class A Common Stock;

•	difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and revenue opportunities;

•	business disruption following the Mergers;

•	the possibility that the Mergers and the related integration process could result in the loss of key employees, causing disruption to the on-going business and the loss of customers;

•	changes in asset quality and credit risk;

•	inability to sustain revenues or earnings or grow the business;

•	changes in interest rates and capital markets;

•	inflation or deflation;

•	potential divestitures or sales of non-core or non-strategic assets, including Knight’s reverse mortgage origination and securitization business;

•	customer acceptance of Knight and GETCO’s products and services, and of the Mergers;

•	the introduction, withdrawal, success and timing of business initiatives;

•	competitive conditions;

•	the inability to maintain relationships with customers and key employees;

•	the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures;

•	general economic or market conditions;

•

the challenges of integrating the companies’ financial reporting and internal control systems, particularly in light of the fact that GETCO, as a private company, has not been subject to the requirements of Section 404 of the Sarbanes-Oxley Act (as defined below);

•	the impact, extent and timing of technological changes, capital management activities and regulatory requirements; and

•	the factors set forth in or incorporated by reference into this prospectus in the section entitled “Risk Factors.”

These and other factors are more fully discussed elsewhere herein and in the documents incorporated by reference herein. These and other risks could cause actual results to differ materially from those implied by forward-looking statements herein and therein.

You should keep in mind that any forward-looking statement made by us herein and in the documents incorporated by reference herein speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements herein or therein after the date hereof or thereof, except as required by federal securities laws.

SELLING SECURITYHOLDERS

The selling securityholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 55,980,975 shares of our Class A Common Stock, up to 17,520,581 of our Warrants and up to an additional 17,520,581 shares of our Class A Common Stock issuable upon exercise of the Warrants. When we refer to “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling securityholders may sell all, a portion or none of their Class A Common Stock and Warrants at any time. The information regarding the Class A Common Stock and Warrants beneficially owned after the offering assumes the sale of all Class A Common Stock and Warrants offered by the selling securityholders. For each selling securityholder, the percentage of Class A Common Stock beneficially owned before the offering assumes that that selling securityholder exercised its Warrants in full and no other holder of Warrants (including the other selling securityholders) exercised any Warrants. Except as otherwise indicated, each selling securityholder has sole voting and dispositive power with respect to such shares.

	Shares of Class A Common Stock Beneficially Owned Before the Offering(1)			Warrants Beneficially Owned Before the Offering		Maximum Number of Shares of Class A Common Stock that May be Sold Hereunder		Maximum Number of Warrants that May be Sold Hereunder	Shares of Class A Common Stock Beneficially Owned After the Offering		Warrants Beneficially Owned After the Offering
Name of Beneficial Owner	Shares		%	Warrants	%	Shares		Warrants	Shares	%	Warrants	%
GA-GTCO Interholdco, LLC (2)	36,588,626	(3)	29.1	8,094,683	33.3	36,588,626	(3)	8,094,683	—	—	—	—
Serenity Investments, LLC (4)	18,456,465	(5)	15.1	4,712,949	19.4	18,456,465	(5)	4,712,949	—	—	—	—
Daniel V. Tierney 2011 Trust (6)	18,456,465	(7)	15.1	4,712,949	19.4	18,456,465	(7)	4,712,949	—	—	—	—

(1)	Calculated pursuant to Rule 13(d)-1 of the Exchange Act as of July 1, 2013, at which date there were an estimated 117.7 million aggregate shares of Class A Common Stock outstanding (including unvested RSUs) and 24,340,509 aggregate Warrants outstanding.
(2)

GA-GTCO Interholdco, LLC owns 36,588,626 Registerable securities, including 8,094,683 Warrants (see note 3 below). The members of GA-GTCO Interholdco, LLC are General Atlantic Partners 83, L.P., a Delaware limited partnership (“GAP 83”), General Atlantic Partners 93, L.P., a Delaware limited partnership (“GAP 93”), GA-GTCO US AIV, L.P., a Delaware limited partnership (“GA US AIV”), GA-GTCO AIV, L.P., a Delaware limited partnership (“GA AIV”), GAP-W, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAPCO CDA”), and GapStar, LLC, a Delaware limited liability company (“GapStar” and, together with GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV and GAPCO CDA, the “GA Funds”). The general partner of GAP 83, GAP 93, GAP US AIV and GAP AIV is General Atlantic GenPar, L.P. (“GenPar”). GenPar is also the manager of GAP-W. The general partner of GenPar is General Atlantic LLC (“GA LLC”). GA LLC is the managing member of GAPCO III and GAPCO IV and the general partner of GAPCO CDA. There are 22 managing directors of GA LLC. Certain managing directors are the members of GapStar. GA-GTCO Interholdco, LLC, GAP 83, GAP 93, GA US AIV and GA AIV, GAP-W, GAPCO III, GAPCO IV, GAPCO CDA, GapStar, GenPar and GA LLC are a “group” under Rule 13d-5 under the Exchange Act. The managing directors of GA LLC may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds, and voting and disposition decisions are made by a portfolio committee of GA LLC comprised of certain of the managing directors and officers of GA LLC. The current members of the portfolio committee are Andrew C. Pearson, Gabriel Caillaux, William E. Ford, David C. Hodgson, Cory A. Eaves, Rene M. Kern, David Topper and Philip P. Trahanas. All individuals, including Mr. Kern, disclaim beneficial ownership of the securities owned by GA-GTCO Interholdco, LLC, except to the extent of their respective pecuniary interest therein. The GA Funds control GA-GTCO Interholdco, LLC by virtue of their ownership of all of the interests of GA-GTCO Interholdco, LLC. Consequently, GA-GTCO Interholdco, LLC, the GA Funds, GA LLC and the managing directors of GA LLC may, from time to time, consult among themselves and coordinate the voting and disposition of the shares held by GA-GTCO Interholdco, LLC. The mailing address of the foregoing General Atlantic entities is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, New York 10055.
(3)	Includes 8,094,683 shares of Class A Common Stock issuable upon exercise of the 8,094,683 Warrants held by GA-GTCO Interholdco, LLC.
(4)	All securities are held by Serenity Investments, LLC, a limited liability company organized under the laws of the state of Alaska. Stephen G. Schuler and Mary Jo Schuler separately hold equity interests in Serenity Investments, LLC that together represent a controlling equity interest in Serenity Investments, LLC. Each of Serenity Investments, LLC, Stephen G. Schuler and Mary Jo Schuler may be deemed to share voting and dispositive power with respect to these securities. Each of Stephen G. Schuler and Mary Jo Schuler disclaims beneficial ownership of these securities except to the extent of his or her pecuniary interest therein. The mailing address of Serenity Investments, LLC, Stephen G. Schuler and Mary Jo Schuler is c/o Serenity Investments, LLC, 830 North Blvd, Oak Park, IL 60301.
(5)	Includes 4,712,949 shares of Class A Common Stock issuable upon exercise of the 4,712,949 Warrants held by Serenity Investments, LLC.
(6)	All securities are held by the Daniel V. Tierney 2011 Trust, of which Daniel Tierney is the sole beneficiary. The co-trustees of the trust are Emma Cuadrado and John R. Flynn (the “Trustees”). The Trustees share voting and dispositive power with respect to such securities. Each of the Trustees disclaims beneficial ownership of these securities. The mailing address of the Daniel V. Tierney 2011 Trust, Daniel Tierney and the Trustees is c/o Wicklow Capital, Inc., 53 W. Jackson Blvd., Suite 1204, Chicago, IL 60604.
(7)	Includes 4,712,949 shares of Class A Common Stock issuable upon exercise of the 4,712,949 Warrants held by the Daniel V. Tierney 2011 Trust.

Material Relationships with Selling Securityholders

Registration Rights Agreement

On July 1, 2013, the Company entered into a registration rights agreement with the Daniel V. Tierney 2011 Trust, Serenity Investments, LLC and GA-GTCO Interholdco, LLC (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, among other things, the Company is obligated to file with the SEC a shelf registration statement on Form S-3 covering resales by the Daniel V. Tierney 2011 Trust, Serenity Investments, LLC and GA-GTCO Interholdco, LLC of the shares of Class A Common Stock and the Warrants received by each them in the Mergers and shares of Class A Common Stock issued upon exercise of the Warrants (collectively, the “Registerable Securities”). Subject to the terms and conditions of the Registration Rights Agreement, the Daniel V. Tierney 2011 Trust, Serenity Investments, LLC and GA-GTCO Interholdco, LLC may request to sell all or any portion of the Registerable Securities received by them in the Mergers in one or more underwritten or non-underwritten registered offerings pursuant to a shelf registration statement. The Registration Rights Agreement also provides the Daniel V. Tierney 2011 Trust, Serenity Investments, LLC and GA-GTCO Interholdco, LLC with certain other customary demand registration rights and piggyback registration rights, in each case subject to the terms and conditions of the Registration Rights Agreement. In any registration, the Company has agreed to pay all registration fees (other than underwriting fees, discounts, selling commissions and stock transfer taxes and certain legal expenses of the selling securityholders) and indemnify the selling securityholders. This registration statement is being filed pursuant to the terms of the Registration Rights Agreement. The description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is incorporated herein by reference to Exhibit 4.4 to this registration statement on Form S-3.

Board Of Directors of the Company

Stephen G. Schuler and Daniel V. Tierney are each members of our board of directors and each may be deemed to beneficially own the shares held by Serenity Investments, LLC and Daniel V. Tierney 2011 Trust, respectively. Messrs. Schuler and Tierney serve on our Risk Committee, of which Mr. Tierney is the Chairperson. Rene M. Kern, a managing director of General Atlantic LLC, is a member of our board of directors and serves on our Compensation Committee and our Nominating and Corporate Governance Committee. In addition, John C. (Hans) Morris, a member of our board of directors, was selected as a director by GA-GTCO and is an advisory director of General Atlantic LLC. Mr. Morris is the Chairperson of our Nominating and Corporate Governance Committee and serves on our Compensation Committee.

GETCO

Prior to the effective time of the Mergers, Messrs. Kern, Morris, Schuler and Tierney were all members of the board of directors of GETCO and Mr. Schuler was the Chairman of the GETCO board of directors. Messrs. Schuler and Tierney are GETCO’s co-founders, and prior to the effective time of the Mergers, were GETCO’s co-managers. Messrs. Schuler and Tierney were the principal executive officers of GETCO until early 2012. Prior to the Mergers, the Daniel V. Tierney 2011 Trust and Serenity Investments, LLC each owned 22.7% of the total outstanding units of GETCO (each representing 33.2% of the total voting power of GETCO) and GA-GTCO, a subsidiary of GA-GTCO Interholdco, LLC, owned 25.4% of the outstanding units of GETCO (representing 21.875% of the total voting power of GETCO).

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of the material provisions of our capital stock is based upon our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), the Warrant Agreement, dated July 1, 2013, between us and Computershare Shareowner Services LLC, as warrant agent (the “Warrant Agreement”), and applicable provisions of the Delaware General Corporation Law (the “DGCL”), in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents. For more information on the rights of the holders of shares of our Class A Common Stock, see Exhibit 99.3 (Description of Rights of Holders of KCG Common Stock) to our Current Report on Form 8-K filed on July 1, 2013, which is incorporated by reference herein.

Description of Our Capital Stock

Under our Certificate of Incorporation, we are authorized to issue 1,040,000,000 shares of capital stock, consisting of 1,000,000,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), 20,000,000 shares of Class B common stock, par value $0.01 per share ( the “Class B Common Stock”), and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

As of the Effective Date, there are no shares of Class B Common Stock or Preferred Stock outstanding.

Common Stock

Dividend Rights

We are permitted to pay dividends if, as and when declared by our board of directors (the “Board”), subject to compliance with limitations imposed by the DGCL. The holders of shares of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”) are entitled to receive and share equally in these dividends as they may be declared by our Board out of funds legally available for such purpose. If we issue Preferred Stock, the holders of shares of such Preferred Stock may have a priority over the holders of shares of the Common Stock and with respect to dividends. We do not currently expect to pay dividends on our Common Stock.

Voting Rights

Class A Common Stock votes as a single class on all matters on which stockholders are entitled to vote, and each share of Class A Common Stock is entitled to cast one vote in person or by proxy on such matters. Class B Common Stock has no voting rights. Holders of shares of Class A Common Stock do not have any right to cumulate votes in the election of directors. Directors are elected by a majority of the shares actually voting on the matter at each annual meeting or special meeting called for the purpose of electing such directors at which a quorum is present. If we issue Preferred Stock, the holders of the Preferred Stock may also possess voting rights.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of shares of Common Stock will be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. If we issue Preferred Stock, holders thereof may have a priority over the holders of shares of the Common Stock in the event of liquidation or dissolution.

Preemptive Rights

Holders of shares of Common Stock are not entitled to any preemptive rights to subscribe for additional shares of Common Stock nor are they liable to further capital calls or to assessments by us. Therefore, if additional shares of Common Stock are issued by us without the opportunity for existing stockholders to purchase more shares, a stockholder’s ownership interest in the Company may be subject to dilution.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Listing

Our Class A Common Stock has been approved for listing on the New York Stock Exchange under the symbol “KCG” and is expected to begin trading regular-way in the near future.

Preferred Stock

Our Board is authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series rights such as voting powers.

Warrant Agreement and Warrants

Exercise Price; Expiration

The Class A, Class B and Class C Warrants issued as part of the merger consideration to holders of GA-GTCO and GETCO in connection with the closing of the GA-GTCO Merger and the GETCO Merger, respectively, entitle holders to purchase shares of Class A Common Stock, on a one-for-one basis, subject to adjustments as provided by the Warrant Agreement and summarized below. The Class A Warrants are exercisable at an exercise price of $12.00 per share of Class A Common Stock; the Class B Warrants are exercisable at an exercise price of $13.50 per share of Class A Common Stock; and the Class C Warrants are exercisable at an exercise price of $15.00 per share of Class A Common Stock, in each case, subject to adjustments as provided by the Warrant Agreement and summarized below. All or a portion of the Warrants are exercisable at any time prior to (i) in the case of Class A Warrants, four years from the date of execution of the Warrant Agreement, (ii) in the case of Class B Warrants, five years from the date of execution of the Warrant Agreement, and (iii) in the case of Class C Warrants, six years from the date of execution of the Warrant Agreement. The following table sets forth information with respect to each class of Warrants:

Class	Number of Warrants Issued	Exercise Price	Term
Class A	8,113,550	$12.00	4 years
Class B	8,113,502	$13.50	5 years
Class C	8,113,457	$15.00	6 years

Exercise

The Warrants may be exercised pursuant to a “cashless exercise,” in which case the registered holder will receive a number of shares of Class A Common Stock that is equal to the aggregate number of shares of Class A Common Stock for which the Warrants are being exercised less the number of shares of Class A Common Stock that have an aggregate market price (as such term is defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate exercise price for all such shares of Class A Common Stock. The Warrant Agreement also provides that if Warrants are exercised such that the aggregate exercise price would exceed the aggregate market price of the shares of Class A Common Stock issuable upon exercise, the exercise will be null and void, no shares will be issued upon that exercise, and such Warrants will continue in effect subject to their terms.

Adjustments to Prevent Dilution

The number of shares of Class A Common Stock issuable upon exercise of a Warrant, and the exercise price of such Warrant, will be subject to adjustment in order to protect warrant holders from dilution in case of:

•	stock splits, subdivisions, reclassifications or combinations;

•	specified issuances of common shares or convertible securities;

•	certain distributions of securities, evidences of indebtedness, assets, rights or warrants;

•	specified share repurchases; and

•	cash dividends other than regular quarterly cash dividends

Listing of Common Stock Issuable upon Exercise of the Warrants

The Warrants are not listed or displayed on any securities exchange or electronic communications network. The shares of Class A Common Stock issuable upon exercise of the Warrants are listed as “reserved for issuance” on the New York Stock Exchange.

Effect of a Business Combination Transaction

In case of any merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders or reclassification of the Common Stock (other than a reclassification that is otherwise provided for in the anti-dilution provisions of the Warrant Agreement), the Warrant holder will upon exercise be entitled to receive, during the period specified by the Warrant, an equivalent number of shares of common stock or other securities or property of the surviving entity that the holder would have been entitled to in such sale if the Warrant had been exercised immediately prior to such transaction. Appropriate adjustments will be made to the Warrant so that the right to exercise the Warrant in exchange for any such shares of stock or other securities or property will remain substantially the same as prior to such transaction.

Transfer

At the option of the holder of a Warrant, each Warrant and all rights thereunder may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the registered holder, but only in accordance with the terms of the Warrant Agreement and in compliance with all applicable laws.

Warrant Rights

A Warrant will not, prior to its exercise, confer upon its holder or such holder’s transferee, the right to vote or receive dividends, or consent or receive notice as stockholders in respect of any meeting of stockholders for the election of our directors or any other matter, or any rights whatsoever as stockholders of the Company.

Certain Certificate of Incorporation, Bylaw and Statutory Provisions

Certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws summarized in the following paragraphs may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Charter and Bylaws

Our Certificate of Incorporation provides that stockholders are not entitled to act by written consent in lieu of a meeting except where such consent is unanimous. This provision of the Certificate of Incorporation could discourage potential acquisition proposals and could delay or prevent a change of control of the Company.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL (“Section 203”), which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defined an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Other Provisions

The holders of shares of Common Stock are not entitled to preemptive or subscription rights. In any merger, consolidation or business combination, the holders of each share of Common Stock shall be entitled to receive the same per share consideration without regard to class. No class of Common Stock may be split, subdivided, reclassified or otherwise changed unless the other class of Common Stock concurrently is split, subdivided, reclassified or otherwise changed in the same proportion and in the same manner.

PLAN OF DISTRIBUTION

We are registering the securities to permit the resale of the securities by selling securityholders from time to time after the date of this prospectus. Selling securityholders may sell all or a portion of the securities from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, such selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. The securities may be sold in one or more transactions at fixed prices, prevailing market prices determined at the time of the sale, varying prices determined at the time of sale or negotiated prices. These sales may be effected:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in underwritten transactions through an underwriter;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in sales pursuant to Rule 144 under the Securities Act;

•	where broker-dealers may agree with selling securityholders to sell a specified number of shares at a stipulated price per share;

•	through any other method permitted pursuant to applicable law; and

•	through any combination of any such methods of sale.

If a selling securityholder effects such transactions by selling shares of our Class A Common Stock or Warrants to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling securityholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of our Class A Common Stock or Warrants or otherwise, selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.

Selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid to, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement may be distributed setting forth the aggregate amount of the securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling securityholder will sell any or all of the shares of our Class A Common Stock or Warrants registered pursuant to the registration statement of which this prospectus forms a part.

Selling securityholders and any other person participating in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the Class A Common Stock and Warrants and the ability of any person or entity to engage in market-making activities with respect to such securities.

Once sold under the registration statement of which this prospectus forms a part, the securities sold thereunder will be freely tradable in the hands of persons other than our affiliates.

Direct Sales

Selling securityholders may directly solicit offers to purchase the securities. In this case, no underwriters or agents would be involved.

General Information

To the extent required to supplement the information contained in this prospectus, the place and time of delivery for the securities described in this prospectus may be set forth in an applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with the sale of the securities, certain underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may overallot an offering, creating a short position. In addition, underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters will not be required to engage in these activities and may end any of these activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP. If legal matters in connection with the offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Knight

The financial statements of Knight Capital Group, Inc. incorporated into this Prospectus by reference to Amendment No. 4 to KCG Holdings, Inc.’s Registration Statement on Form S-4 (No. 333-186624) filed on May 24, 2013, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

GETCO

The financial statements of GETCO Holding Company, LLC as of December 31, 2012 and 2011, and for each of the three-year periods ended December 31, 2012 incorporated in this Prospectus by reference to Amendment No. 4 to KCG Holdings, Inc.’s Registration Statement on Form S-4 (No. 333-186624) filed on May 24, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.kcg.com (as noted, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

KCG HOLDINGS, INC.

Class A Common Stock

Warrants

PROSPECTUS

July 1, 2013

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses we have incurred or expect to incur in connection with the sale of the securities registered pursuant to this registration statement, excluding underwriting fees and expenses. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$(1)
Printing and engraving costs	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision will not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable law.

Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Company’s certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person is prohibited from being indemnified.

The Company’s amended and restated bylaws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Company’s amended and restated bylaws further provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

However, the Company’s amended and restated bylaws provide that the Company will only provide indemnification pursuant to the bylaws (unless ordered by a court) if such indemnification is authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the bylaws. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of directors who are not parties to such action, suit or proceeding designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination will be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

The Company’s amended and restated bylaws further provide that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Company’s amended and restated bylaws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. It is the Company’s policy that indemnification will generally be made to the fullest extent permitted by law. The Company’s amended and restated bylaws do not preclude indemnifying persons in addition to those specified in the bylaws but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

The Company may also purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was a director or officer serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company has the power or the obligation to indemnify such person against such liability under the provisions of the Company’s amended and restated bylaws.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, KCG Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on July 1, 2013.

KCG HOLDINGS, INC.

By:	/s/ Daniel Coleman
Daniel Coleman Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Daniel Coleman, Steven Bisgay and John McCarthy, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Coleman Daniel Coleman	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2013

/s/ Steven Bisgay Steven Bisgay	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2013

/s/ Thomas M. Joyce Thomas M. Joyce	Executive Chairman and Director	July 1, 2013

/s/ Rene Kern Rene Kern	Director	July 1, 2013

/s/ James T. Milde James T. Milde	Director	July 1, 2013

/s/ John C. (Hans) Morris John C. (Hans) Morris	Director	July 1, 2013

/s/ Daniel F. Schmitt Daniel F. Schmitt	Director	July 1, 2013

/s/ Stephen Schuler Stephen Schuler	Director	July 1, 2013

/s/ Laurie M. Shahon Laurie M. Shahon	Director	July 1, 2013

/s/ Daniel Tierney Daniel Tierney	Director	July 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of KCG Holdings, Inc.**

4.2	Amended and Restated By-Laws of KCG Holdings, Inc.**

4.3	Form of Certificate of Class A Common Stock of KCG Holdings, Inc. **

4.4	Registration Rights Agreement, dated July 1, 2013, between KCG Holdings, Inc. and the parties identified as “Holders” on the signature pages thereto.**

4.5	Warrant Agreement, dated July 1, 2013, between KCG Holdings, Inc. and Computershare Shareowner Services LLC, as warrant agent.**

4.6	Form of Class A Warrant Certificate (included in Exhibit 4.5)

4.7	Form of Class B Warrant Certificate (included in Exhibit 4.5)

4.8	Form of Class C Warrant Certificate (included in Exhibit 4.5)

5.1	Opinion of Sullivan & Cromwell.*

23.1	Consent of Independent Registered Public Accounting Firm of Knight Capital Group, Inc., PricewaterhouseCoopers LLP.*

23.2	Consent of Independent Registered Public Accounting Firm of GETCO Holding Company, LLC, PricewaterhouseCoopers LLP.*

23.3	Consent of Sullivan & Cromwell (included in Exhibit 5.1).

24.1	Powers of Attorney for directors and officers of KCG Holdings, Inc. (included on the signature pages hereto).

*	Filed herewith.
**	Incorporated by reference to exhibits 3.1, 3.2, 4.1, 4.2 and 4.3, respectively, to the registrant’s Current Report on Form 8-K dated July 1, 2013.